SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2001

TYSON FOODS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-3400	71-0225165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number

2210 West Oaklawn Drive, Springdale, Arkansas 72762
(Address of principal executive offices) (Zip Code)

Registrant's Telephone number, including area code:       (501) 290-4000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Item 5. Other Events

See the registrant's press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

Exhibits

99.1 Press Release, dated September 4, 2001, of Tyson Foods, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Dated: September 4, 2001                                                                                                   By: /s/Steven Hankins

Steven Hankins

Executive Vice President

    and Chief Financial Officer

Exhibit 99.1

Media Contact:                Ed Nicholson
                                         (501) 290-4591

Investor Contact:             Louis Gottsponer
                                        (501) 290-4826

TYSON FOODS, INC.
PRIVATE PLACEMENT OF SENIOR NOTES

SPRINGDALE, Ark., September 4, 2001 -- Tyson Foods, Inc. (NYSE: TSN) today announced that it intends to offer in a private placement $2.0 to $2.5 billion of its Senior Notes under Tyson's existing indenture. The net proceeds of the offering will be used to repay in part borrowings outstanding under Tyson's senior unsecured bridge credit agreements providing for aggregate borrowings of up to $2.85 billion and for working capital purposes. The Notes will be offered only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.

The Notes have not been registered under the Securities Act of 1933 or the securities laws of any other place, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Forward-Looking Statements

Certain statements contained in this communication are "forward-looking statements", such as statements relating to Tyson's intent to sell the Notes and use the proceeds to reduce borrowings under Tyson's senior unsecured bridge credit agreements. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Among the factors that may cause actual results to differ materially from those expressed in, or implied by, the statements include the risks associated with the availability and costs of financing, including cost increases due to rising interest rates. Tyson undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.